                SECURITIES AND EXCHANGE COMMISSION

                      Washington, D.C. 20549



                             FORM 8-K

                          CURRENT REPORT


                  Pursuant to Section 13 of the
                 Securities Exchange Act of 1934


          Date of Earliest Event Reported: July 3, 1997


                THE NARRAGANSETT ELECTRIC COMPANY

        (exact name of registrant as specified in charter)


Rhode Island             1-7471              05-0187805
(state or other          (Commission         (I.R.S. Employer
jurisdiction of          File No.)           Identification No.)
incorporation)

        280 Melrose Street, Providence, Rhode Island 02907

             (Address of principal executive offices)

                          (401) 784-7000

       (Registrant's telephone number, including area code)

Item 5.  Other Events
---------------------

     Industry Restructuring Update

     As previously reported, the Massachusetts settlement and the Rhode Island statute and a related settlement covering customer choice and electric utility restructuring provide for full recovery of the costs of generating assets and oil and gas related assets (including regulatory assets) not recoverable through the divestiture of New England Power Company's (NEP) generating business. NEP is a subsidiary of New England Electric System (NEES). The Massachusetts Offer of Settlement was signed by Massachusetts Electric Company (a retail subsidiary of NEES), NEP, the Massachusetts Attorney General and the Massachusetts Division of Energy Resources and was approved by the Massachusetts Department of Public Utilities (MDPU) in February 1997. The Rhode Island Offer of Settlement was signed by The Narragansett Electric Company (a retail subsidiary of NEES), NEP, the Rhode Island Public Utilities Commission (RIPUC) and the Rhode Island Division of Public Utilities and Carriers. Federal Energy Regulatory Commission (FERC) approval is also required for the Massachusetts and Rhode Island stranded cost recovery. The Massachusetts and Rhode Island Settlements were filed with the FERC at the end of May 1997. On July 11, 1997, a FERC administrative law judge certified the Settlements to the full
Commission.    If accepted by the FERC, the Settlements will
complete the regulatory proceedings necessary to implement retail access and recover stranded costs for the companies in Massachusetts and Rhode Island.

     On July 3 and 7, 1997, the Governor of Rhode Island signed into law bills further implementing utility restructuring in Rhode Island. The Securitization Act establishes a framework at the RIPUC for utilities to seek approval to securitize stranded costs through the issuance of transition bonds. The 1997 Amendments to the Utility Restructuring Act bill changes the Act so that utilities will not have to transfer their transmission assets to another company and makes other technical amendments.

                            SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

                              THE NARRAGANSETT ELECTRIC COMPANY


                                 s/Alfred D. Houston
                              By ________________________________
                                 Alfred D. Houston
                                 Vice President and Treasurer


Date: July 14, 1997